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                                                                     Exhibit 8.1

     List of Subsidiaries and Associated Companies of Randgold & Exploration
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                                Company Limited
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Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
First Wesgold Mining (Pty) Limited                         South Africa

Minrico Limited                                            South Africa

Randgold Finance (BVI) Limited                        British Virgin Islands

Randgold Resources (Holdings) Limited                 Jersey, Channel Islands

Randgold Resources Limited                            Jersey, Channel Islands

Mining Investments (Jersey) Limited                   Jersey, Channel Islands

Morila Limited                                        Jersey, Channel Islands

Societe des Mines de Morila SA                           Republic of Mali

Randgold Resources (Cote d'Ivoire) Limited            Jersey, Channel Islands

Randgold Resources Cote d'Ivoire SARL                      Cote d'Ivoire

Randgold Resources (Mali) Limited                     Jersey, Channel Islands

Randgold Resources Mali Limited SARL                     Republic of Mali

Randgold Resources (Senegal) Limited                  Jersey, Channel Islands

Randgold Resources (Somilo) Limited                   Jersey, Channel Islands

Societe des Mines de Loulo SA                            Republic of Mali

Randgold Resources (Somisy) Limited                   Jersey, Channel Islands

Societe des Mines de Syama SA                            Republic of Mali

Randgold Resources Tanzania (T) Limited                      Tanzania

Joint Venture Oxford/Randgold SARL                       Republic of Mali